UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Form 8-K filed by Enova International, Inc. (the “Company”) on July 24, 2025 (the “Original Form 8-K), effective as of January 1, 2026, David Fisher, the Company’s Chairman of the Board and Chief Executive Officer, will transition to the role of Executive Chairman of the Board of Directors of the Company, Steve Cunningham, the Company’s Chief Financial Officer, will succeed Mr. Fisher as Chief Executive Officer of the Company, and Scott Cornelis, the Company’s Treasurer and Vice President of Finance, will succeed Mr. Cunningham as Chief Financial Officer of the Company. The Company is filing this Amendment No. 1 to the Original Form 8-K to provide information regarding each such officer’s compensation arrangements in connection with these management transitions. No other changes are being made to the Original Form 8-K.

Compensation of Mr. Steve Cunningham as Chief Executive Officer of Enova International, Inc., effective January 1, 2026.

On December 30, 2025, the Management Development and Compensation Committee of the Board (the “Compensation Committee”) approved the compensation for Mr. Cunningham in his capacity as Chief Executive Officer of the Company, effective January 1, 2026. Mr. Cunningham will receive an initial annual base salary of $850,000, together with an opportunity to participate in the Company’s Senior Executive Bonus Plan and Discretionary Bonus Plan, with a 2026 target award opportunity of 135% of base salary ($1,147,500).

To further align his interests with those of the Company’s stockholders, Mr. Cunningham will be entitled to receive equity awards pursuant to the Company’s Fourth Amended and Restated 2014 Long-Term Incentive Plan. His 2026 annual award will be 600% of base salary ($5,100,000), granted in equal parts Restricted Stock Units and Stock Options. The Restricted Stock Units will be granted annually and will vest in substantially equal one-fourth increments on each of the first four anniversaries of the grant date. The Stock Options will be granted quarterly and will vest in substantially equal one-third increments on each of the first three anniversaries of the grant date.

Compensation of Mr. Scott Cornelis as Chief Financial Officer of Enova International, Inc., effective January 1, 2026.

On December 30, 2025, the Compensation Committee approved the compensation for Mr. Cornelis in his capacity as Chief Financial Officer of the Company, effective January 1, 2026. Mr. Cornelis will receive an initial annual base salary of $520,000, together with an opportunity to participate in the Company’s Senior Executive Bonus Plan and Discretionary Bonus Plan, with a 2026 target award opportunity of 85% of base salary ($442,000).

To further align his interests with those of the Company’s stockholders, Mr. Cornelis will be entitled to receive equity awards pursuant to the Company’s Fourth Amended and Restated 2014 Long-Term Incentive Plan. His 2026 annual award will be 200% of base salary ($1,040,000), granted in equal parts Restricted Stock Units and Stock Options. The Restricted Stock Units will be granted annually and will vest in substantially equal one-fourth increments on each of the first four anniversaries of the grant date. The Stock Options will be granted quarterly and will vest in substantially equal one-third increments on each of the first three anniversaries of the grant date.

Compensation of Mr. David Fisher as Executive Chairman of Enova International, Inc., effective January 1, 2026.

On December 30, 2025, the Compensation Committee approved the compensation for Mr. Fisher in his capacity as Executive Chairman of the Company, effective January 1, 2026. Mr. Fisher will receive an initial annual base salary of $825,000, together with an opportunity to participate in the Company’s Senior Executive Bonus Plan and Discretionary Bonus Plan, with a 2026 target award opportunity of 130% of base salary ($1,072,000).

To further align his interests with those of the Company’s stockholders, Mr. Fisher will be entitled to receive equity awards pursuant to the Company’s Fourth Amended and Restated 2014 Long-Term Incentive Plan. His 2026 annual award will be 520% of base salary ($4,290,000), granted in equal parts Restricted Stock Units and Stock Options. The Restricted Stock Units will be granted annually and will vest in substantially equal one-fourth increments on each of the first four anniversaries of the grant date. The Stock Options will be granted quarterly and will vest in substantially equal one-third increments on each of the first three anniversaries of the grant date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enova International, Inc.

Date:	January 2, 2026	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary